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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 14, 2001 relating to the financial statements and financial statement schedule, which appears in PAREXEL International Corporation's Annual Report on Form 10-K for the year ended
June 30, 2002. We also consent to the reference to us under the heading "Experts" in the prospectus included as a part of such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2003